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                                                                    EXHIBIT 99.2

                          ANNUAL STATEMENT AS TO COMPLIANCE

                             NEWCOURT FINANCIAL USA INC.

                       NEWCOURT RECEIVABLES ASSET TRUST 1997-1


     The undersigned, a duly authorized representative of Newcourt Financial USA Inc. ("Newcourt"), as Servicer pursuant to the Sale and Servicing Agreement dated as of November 1, 1997 (the "Sale and Servicing Agreement"), among Newcourt Receivables Corporation II, as Trust Depositor, Newcourt, as Servicer, Manufacturers and Traders Trust Company, as Indenture Trustee, and Newcourt Receivables Asset Trust 1997-1, does hereby certify that:

1. Capitalized terms used in this Certificate have their respective meanings set forth in the Sale and Servicing Agreement.

2. Newcourt is as of the date hereof the Servicer under the Sale and Servicing Agreement.

3. The undersigned is duly authorized pursuant to the Sale and Servicing Agreement to execute and deliver this Certificate.

4. This Certificate is delivered pursuant to Section 9.05 of the Sale and Servicing Agreement.

5. A review of the activities of the Servicer during the year ended December 31, 1997 and of its performance under the Sale and Servicing Agreement was made under my supervision.

6. Based on such review, to the best of the undersigned's knowledge, the Servicer has performed or caused to be performed in all material respects all of its obligations under the Sale and Servicing Agreement throughout such year and no Servicer Default has occurred or is continuing except as set forth in paragraph 7 below.

7. The following is a description of each Servicer Default under the provisions of the Sale and Servicing Agreement known to me to have occurred during the year ended December 31, 1997, which sets forth in detail the (i) nature of each such Servicer Default, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default and (iii) the current status of each such Servicer Default:

                                         NONE

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     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the
Servicer, has duly executed this Certificate this 30th day of March, 1998.


                              By: /s/ Daniel A. Jauernig
                                 ---------------------------------
                                   Name: Daniel A. Jauernig
                                   Title: Senior Vice President and Treasurer